Exhibit 99.1

ANNEX A

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Student Loan Marketing Association by employing several criteria, including requirements that each trust student loan as of the original statistical cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):

•
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was more than 30 days past the final disbursement;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of August 31, 2020, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $3,277,310 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 10 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods. See “Risk Factors—Forbearances Granted As a Result of the COVID-19 Pandemic May Delay Payments of Interest and Principal” in this remarketing memorandum.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans.

Percentages and dollar amounts in any table may not total 100% of the initial trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$680,988,366

Aggregate Outstanding Principal Balance – Treasury Bill	$70,054,152

Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	10.29%

Aggregate Outstanding Principal Balance – One-Month LIBOR	$610,934,214

Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	89.71%

Number of Borrowers	22,626

Average Outstanding Principal Balance Per Borrower	$30,098

Number of Loans	40,300

Average Outstanding Principal Balance Per Loan – Treasury Bill	$35,852

Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$15,932

Weighted Average Remaining Term to Scheduled Maturity	170 months

Weighted Average Annual Interest Rate	4.79%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.13% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See “Special Allowance Payments” in Appendix A to the preliminary remarketing memorandum.

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF THE STATISTICAL
DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	6,932	$104,883,790	15.4%
3.01% to 3.50%	7,695	106,626,272	15.7
3.51% to 4.00%	7,090	109,110,100	16.0
4.01% to 4.50%	8,460	120,974,615	17.8
4.51% to 5.00%	2,860	45,609,129	6.7
5.01% to 5.50%	752	14,893,578	2.2
5.51% to 6.00%	743	15,306,065	2.2
6.01% to 6.50%	994	18,967,293	2.8
6.51% to 7.00%	1,368	27,995,750	4.1
7.01% to 7.50%	466	11,794,412	1.7
7.51% to 8.00%	1,051	30,997,516	4.6
8.01% to 8.50%	1,025	33,361,864	4.9
Equal to or greater than 8.51%	864	40,467,982	5.9
Total	40,300	$680,988,366	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY
OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	4,226	$11,645,822	1.7%

$5,000.00-$ 9,999.99	3,519	25,495,292	3.7

$10,000.00-$14,999.99	2,599	32,380,091	4.8

$15,000.00-$19,999.99	2,119	36,821,181	5.4

$20,000.00-$24,999.99	1,633	36,516,828	5.4

$25,000.00-$29,999.99	1,304	35,767,426	5.3

$30,000.00-$34,999.99	1,044	33,749,833	5.0

$35,000.00-$39,999.99	873	32,717,688	4.8

$40,000.00-$44,999.99	733	31,092,930	4.6

$45,000.00-$49,999.99	608	28,783,671	4.2

$50,000.00-$54,999.99	492	25,797,825	3.8

$55,000.00-$59,999.99	428	24,619,656	3.6

$60,000.00-$64,999.99	345	21,550,689	3.2

$65,000.00-$69,999.99	339	22,872,777	3.4

$70,000.00-$74,999.99	287	20,785,687	3.1

$75,000.00-$79,999.99	218	16,873,394	2.5

$80,000.00-$84,999.99	183	15,083,168	2.2

$85,000.00-$89,999.99	180	15,743,849	2.3

$90,000.00-$94,999.99	157	14,494,635	2.1

$95,000.00-$99,999.99	137	13,337,110	2.0

$100,000.00 and above	1,202	184,858,814	27.1

Total	22,626	$680,988,366	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DELINQUENCY STATUS AS OF THE
STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	39,082	$650,794,519	95.6%

31-60 days	513	13,026,919	1.9

61-90 days	226	6,891,092	1.0

91-120 days	127	3,235,805	0.5

121-150 days	92	1,840,852	0.3

151-180 days	35	944,300	0.1

181-210 days	61	1,369,966	0.2

Greater than 210 days	164	2,884,913	0.4

Total	40,300	$680,988,366	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	110	$28,940	*

4 to 12	572	1,465,698	0.2%

13 to 24	1,144	4,598,138	0.7

25 to 36	2,038	7,862,772	1.2

37 to 48	5,086	18,335,917	2.7

49 to 60	2,133	13,142,676	1.9

61 to 72	1,845	13,086,766	1.9

73 to 84	1,440	12,744,510	1.9

85 to 96	1,958	19,051,800	2.8

97 to 108	3,991	38,714,649	5.7

109 to 120	1,906	25,667,431	3.8

121 to 132	2,623	48,330,985	7.1

133 to 144	2,011	41,556,545	6.1

145 to 156	2,006	43,050,206	6.3

157 to 168	3,824	84,135,182	12.4

169 to 180	1,596	42,618,602	6.3

181 to 192	1,233	39,194,723	5.8

193 to 204	1,129	41,872,311	6.1

205 to 216	837	32,271,840	4.7

217 to 228	735	32,035,914	4.7

229 to 240	487	22,197,921	3.3

241 to 252	349	16,238,412	2.4

253 to 264	207	10,443,671	1.5

265 to 276	194	10,667,566	1.6

277 to 288	114	7,284,996	1.1

289 to 300	213	13,109,816	1.9

301 to 312	315	23,469,140	3.4

313 to 324	44	3,078,806	0.5

325 to 336	29	2,370,442	0.3

337 to 348	23	2,223,193	0.3

349 to 360	66	5,526,924	0.8

361 and above	42	4,611,877	0.7

Total	40,300	$680,988,366	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	1,175	$24,561,797	3.6%

Forbearance	2,929	77,697,241	11.4

Repayment

First year in repayment	225	8,829,694	1.3

Second year in repayment	292	12,177,841	1.8

Third year in repayment	304	11,417,715	1.7

More than 3 years in repayment	35,375	546,304,078	80.2

Total	40,300	$680,988,366	100.0%

(1) Of the trust student loans in forbearance status, approximately  1,115 loans with an aggregate outstanding principal balance of $ 30,911,424, representing 5% of the pool by principal, are in the Coronavirus Disaster Forbearance Program.

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period (this category includes the Coronavirus Disaster Forbearance Program); or

•	may be currently required to repay the loan – repayment.

See Appendix A to the preliminary remarketing memorandum and “The Student Loan Pools – The Student Loan Marketing Association’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 140.6 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE TRUST STUDENT LOANS BY
CURRENT BORROWER PAYMENT STATUS AS OF THE
STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	17.2	-	195.5
Forbearance	-	3.8	198.9
Repayment	-	-	163.2

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $24,561,797 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $16,215,354 or approximately 66.0% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the preliminary remarketing memorandum.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS
AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	212	$4,238,747	0.6%

Alaska	68	1,057,744	0.2

Arizona	896	17,264,504	2.5

Arkansas	129	2,139,341	0.3

California	4,487	82,837,992	12.2

Colorado	713	13,034,203	1.9

Connecticut	502	7,050,421	1.0

Delaware	94	2,210,809	0.3

District of Columbia	171	2,585,304	0.4

Florida	6,053	91,474,984	13.4

Georgia	1,093	19,508,480	2.9

Hawaii	171	3,004,822	0.4

Idaho	153	2,298,329	0.3

Illinois	1,122	16,358,899	2.4

Indiana	744	12,156,900	1.8

Iowa	215	3,038,860	0.4

Kansas	721	11,792,545	1.7

Kentucky	227	3,606,495	0.5

Louisiana	672	11,791,166	1.7

Maine	87	1,253,506	0.2

Maryland	848	15,786,167	2.3

Massachusetts	1,041	14,493,667	2.1

Michigan	662	12,021,206	1.8

Minnesota	628	10,271,475	1.5

Mississippi	176	3,795,880	0.6

Missouri	904	15,731,030	2.3

Montana	100	1,606,297	0.2

Nebraska	114	1,640,638	0.2

Nevada	262	4,699,932	0.7

New Hampshire	173	2,211,232	0.3

New Jersey	1,008	15,398,520	2.3

New Mexico	140	3,017,148	0.4

New York	2,486	37,276,537	5.5

North Carolina	842	12,902,321	1.9

North Dakota	31	566,980	0.1

Ohio	3,080	60,924,184	8.9

Oklahoma	496	8,341,286	1.2

Oregon	624	11,630,740	1.7

Pennsylvania	968	15,851,033	2.3

Rhode Island	96	1,756,186	0.3

South Carolina	293	5,686,868	0.8

South Dakota	33	687,436	0.1

Tennessee	499	9,516,356	1.4

Texas	2,881	47,859,537	7.0

Utah	137	3,594,190	0.5

Vermont	55	942,532	0.1

Virginia	940	15,474,952	2.3

Washington	1,471	24,469,155	3.6

West Virginia	128	2,449,842	0.4

Wisconsin	281	4,280,396	0.6

Wyoming	44	875,537	0.1

Other	329	6,525,053	1.0

Total	40,300	$680,988,366	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT
TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	20,410	$269,970,825	39.6%
Other Repayment Options(1)	15,640	279,869,775	41.1
Income-driven Repayment(2)	4,250	131,147,766	19.3

Total	40,300	$680,988,366	100.0%

(1)	Includes, among others, graduated repayment and interest-only period loans.
(2)	Includes income sensitive and income based repayment.

With respect to interest-only loans, as of the statistical disclosure date, there are 315 loans with an aggregate outstanding principal balance of $12,683,843 currently in an interest-only period.  These interest-only loans represent approximately 1.9% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN
TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	19,943	$280,457,333	41.2%

Unsubsidized	20,357	400,531,033	58.8

Total	40,300	$680,988,366	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DATE OF DISBURSEMENT AS OF
THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	461	$20,319,437	3.0%
October 1, 1993 through June 30, 2006	39,839	660,668,929	97.0
July 1, 2006 and later	0	0	0.0

Total	40,300	$680,988,366	100.0%

Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY GUARANTY AGENCY AS OF
THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	1,191	$13,370,144	2.0%
College Assist	25	556,795	0.1
Educational Credit Management Corporation	863	16,992,961	2.5
Florida Off Of Student Fin'l Assistance	6,642	87,765,943	12.9
Great Lakes Higher Education Corporation	17,764	362,611,256	53.2
Illinois Student Assistance Comm	956	12,814,764	1.9
Kentucky Higher Educ. Asst. Auth.	2,147	27,987,050	4.1
Louisiana Office Of Student Financial Asst	228	3,305,420	0.5
Michigan Guaranty Agency	407	5,474,988	0.8
Nebraska National Student Loan Program	6	138,361	*
New York State Higher Ed Services Corp	4,352	60,308,326	8.9
Oklahoma Guaranteed Stud Loan Prog	346	5,274,333	0.8
Pennsylvania Higher Education Assistance Agency	2,833	43,845,435	6.4
Texas Guaranteed Student Loan Corp	2,540	40,542,589	6.0
Total	40,300	$680,988,366	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

SIGNIFICANT GUARANTOR INFORMATION

The information shown for the Significant Guarantors relates to all student loans, including but not limited to initial trust student loans, guaranteed by the Significant Guarantors.

We obtained the following information from various sources, including from the related Significant Guarantor and/or from the Department of Education. None of the depositor, the sellers, the servicer, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

ASCENDIUM EDUCATION SOLUTIONS, INC.

Ascendium Education Solutions, Inc. f/k/a Great Lakes Higher Education Guaranty Corporation (“Ascendium”) is a Wisconsin nonstock, nonprofit corporation, the sole member of which is Ascendium Education Group, Inc. f/k/a Great Lakes Higher Education Corporation (“Ascendium Education Group”).  Ascendium’s predecessor organization, Ascendium Education Group, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967.  Ascendium is the designated guaranty agency under the Higher Education Act for Wisconsin, Arkansas, Iowa, Minnesota, Montana, North Dakota, Ohio, South Dakota, Puerto Rico and the Virgin Islands.  On January 1, 2002, Ascendium Education Group (and Ascendium directly and through its support services agreement with Ascendium Education Group), outsourced certain aspects of its student loan program guaranty support operations to Great Lakes Educational Loan Services, Inc. (“GLELSI”).  Ascendium continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status.  The primary operations center for Ascendium Education Group and its affiliates (including Ascendium) is in Madison, Wisconsin, which includes operational staff offices for guaranty functions.  Ascendium also maintain offices in; Eagan, Minnesota; Aberdeen, South Dakota; and Indianapolis, Indiana. Ascendium will provide a copy of Ascendium Education Group’s most recent consolidated financial statements on receipt of a written request directed to 2501 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

United Student Aid Funds, Inc. (“USAF”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.  USAF (i) maintained facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students attending approved educational institutions; (ii) guaranteed education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan  programs; and (iii) served as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended (“the Act”) in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USAF was the sole member of the Northwest Education Loan Association (“NELA”), a guarantor serving the states of Washington, Idaho and the Northwest. Ascendium Education Group became a member of USAF effective January 1, 2017.

Effective as of December 31, 2018, NELA was dissolved, with its remaining assets going to its sole member, USAF.  Immediately thereafter, USAF was merged into Ascendium.  Thus, the portfolios previously held by USAF and NELA are now held by Ascendium.

The information in the following tables has been provided to the Issuer from reports provided by or to the U.S. Department of Education and has not been verified by the Issuer, Ascendium, or the initial purchasers.  No representation is made by the Issuer, Ascendium, or the initial purchasers as to the accuracy or completeness of this information.  Prospective investors may consult the U.S. Department of Education Data Books and Web sites http://www2.ed.gov/finaid/prof/resources/data/opeloanvol.html and http://www.fp.ed.gov/pubs.html for further information concerning Ascendium or any other guaranty agency.

Guaranty Volume.  Pursuant to the SAFRA Act, part of the Health Care and Education Reconciliation Act of 2010, Ascendium, the former USAF, and the former NELA ceased issuing new loan guarantees on June 30, 2010. The most recent year for which the U.S. Department of Education has issued guaranty volume information is 2009. Ascendium issued $7.0 billion in new loan guarantees in that year.

Reserve Ratio.  The reserve ratios for Ascendium, the former USAF and the former NELA are as follows:

The Ascendium Portfolio*

Following are Ascendium’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level[1]
2015	1.05%
2016	1.37%
2017	1.80%
2018	2.21%
2019	0.64%

[1]
In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission, Puerto Rico Higher Education Assistance Corporation, Student Loan Guarantee Foundation of Arkansas, Student Loans of North Dakota, Montana Guaranteed Student Loan Program, or designated states of Arizona, Hawaii, Idaho, Indiana, Kansas, Maryland, Mississippi, Nevada, Washington, Wyoming, and certain Pacific Trust Territories.  (The minimum reserve fund ratio under the Higher Education Act is 0.25%.)

*   The percentages for 2015-2018 include only the Ascendium portfolio; the percentage for 2019 include the combined portfolios of Ascendium, USAF and NELA.

The U.S. Department of Education’s website at http://www.fp.ed.gov/pubs.html has posted reserve ratios for Ascendium for federal years 2015, 2016, 2017, 2018 and 2019 of 0.608%, 0.827%, 1.000%, 1.480% and 0.49% respectively. Ascendium believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.05%, 1.37%, 1.80%, 2.21% and 0.64% respectively, as shown above and as explained in the following footnote.  On November 17, 2006, the U.S. Department of Education advised Ascendium that beginning in Federal Fiscal Year 2006 it will publish reserve ratios that include loan loss provision and deferred revenues.  Ascendium believes this change more closely approximates the statutory calculation. According to the U.S. Department of Education, available cash reserves may not always be an accurate barometer of a guarantor’s financial health.

The Former USAF Portfolio Now Held by Ascendium

Following are USAF’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level[1]
2014	0.277%
2015	0.251%
2016	0.308%
2017	0.350%
2018	0.363%

The Former NELA Portfolio Now Held by Ascendium

Following are NELA’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level[1]
2014	0.377%
2015	0.295%
2016	0.373%
2017	0.430%
2018	0.460%

Claims Rate. The claims rate for Ascendium, USAF and NELA are as follows:

The Ascendium Portfolio*

For the past five federal fiscal years, Ascendium’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all Ascendium’s claims.  The actual claims rates are as follows:

Federal Fiscal Year	Claims Rate
2015	0.96%
2016	1.00%
2017	0.35%
2018	0.35%
2019	2.00%

The Former USAF Portfolio Now Held by Ascendium

For the past five federal fiscal years, USAF’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all USAF’s claims.  The actual claims rates are as follows:

Federal Fiscal Year	Claims Rate
2014	4.73%
2015	4.71%
2016	0.60%
2017	0.67%
2018	2.15%

As a result of various statutory and regulatory changes over the past several years, historical rates may not be an accurate indicator of current delinquency or default trends or future claims rates.

The Former NELA Portfolio Now Held by Ascendium

For the past five federal fiscal years, NELA’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all NELA’s claims.  The actual claims rates are as follows:

Federal Fiscal Year	Claims Rate
2014	1.37%
2015	0.60%
2016	1.31%
2017	0.63%
2018	1.52%

FLORIDA OFFICE OF STUDENT FINANCIAL ASSISTANCE

The Department of Education (Department), Office of Student Financial Assistance (OSFA), administers the Federal Family Education Loan Program (FFELP) that provides low-cost educational loans to assist students and their parents in paying for the cost of higher education.  OSFA is the designated guaranty agency for the State of Florida, for all loans with first disbursement prior to July 1, 2010, and utilizes the FFELP System, a mainframe-based student loan information system administered by the Northwest Regional Data Center (NWRDC).  The FFELP System, in the past, based on specified criteria, determined whether an educational loan will be guaranteed and, if guaranteed, maintained information relating to the loan.

The Department established OSFA pursuant to Section 1001.20(4)(d), Florida Statutes.  By law, OSFA is responsible for providing access to and administering State and Federal grants, scholarships, and loans to those students seeking financial assistance for postsecondary study pursuant to program criteria and eligibility requirements.

FFELP provided and manages low-cost educational loans authorized by the Higher Education Act to assist students and their parents in paying for the cost of higher education.  Prior to July, 2010, through FFELP, private lenders made federally guaranteed student loans to parents and students.  Commercial lenders (e.g., Navient) used their private capital to finance loans under FFELP but received subsidies from the Federal Government.  Upon approval of the application, a FFELP loan was made to the student (borrower) by a participating financial institution.  To protect the financial institution from loss in the event of the borrower’s death, disability, or default, the loan was guaranteed by a guarantor.

Nonprofit and state guaranty agencies were established to guarantee student loans made by lenders under FFELP.  The Department, through the business users within OSFA’s program office, served as the State of Florida guaranty agency for FFELP and provided certain administrative and oversight functions, while the United States Department of Education provided reinsurance to the guaranty agency.

Beginning July 1, 2010, all new student loans were made under the Direct Loan Program whereby the Federal Government lends directly to students.  OSFA continues to use the FFELP System to manage and maintain information related to all FFELP loans with first disbursements prior to July 1, 2010, and provide customer service to schools, lenders, and borrowers through default prevention, collections, and dissemination of information.

The FFELP System resides on a mainframe computer located at the Northwest Regional Data Center (NWRDC).  The Department uses, among other things, mainframe security software to control access to the FFELP System, including application programs and data files.

As of September 30, 2014, OSFA held net assets on behalf of the Federal Reserve Fund of approximately $19,861,865. Through September, 30, 2014, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by OSFA under the Federal Family Education Loan Program was approximately $1,651,811,788. Also, as of September 30, 2014, OSFA had Operating Fund assets totaling almost $41,463,446.

OSFA’s “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor’s Federal  Reserve Fund by the total amount of loans outstanding.  Following this formula, the reserve ratio for the Federal Reserve Fund administered by OSFA for the last five fiscal years was as follows:

Fiscal Year	Reserve Ratio
2014	1.20%
2013	1.07%
2012	1.02%
2011	0.99%
2010	0.92%

OSFA’s “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by OSFA during the fiscal year by the aggregate amount of default claims paid by OSFA outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

Fiscal Year	Recovery Rate
2014	19.98%
2013	18.36%
2012	18.99%
2011	20.70%
2010	24.71%

In addition, OSFA’s “trigger rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to OSFA’s existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “trigger rate” was as follows:

Fiscal Year	Trigger Rate
2014	2.74%
2013	4.48%
2012	4.24%
2011	4.50%
2010	4.43%

OSFA is located in Tallahassee, Florida.  OSFA will provide a copy of its most recent financial statement upon receipt of a written request directed to Levis Hughes, Chief at 325 W. Gaines St, Suite 1314, Tallahassee, FL  32399.